   As filed with the Securities and Exchange Commission on February 6,1997
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

    MARYLAND                                              52-1492296
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                 (410) 843-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Douglas L. Becker
              President, Co-Chief Executive Officer and Secretary
                         Sylvan Learning Systems, Inc.
                             1000 Lancaster Street
                           Baltimore, Maryland 21231
                                (410) 843-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                       Richard C. Tilghman, Jr., Esquire
                            Jill Cantor Nord, Esq.
                                Piper & Marbury
                            36 South Charles Street
                          Baltimore, Maryland  21201
                                (410) 539-2530

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered in connection with dividend or interest reinvestment plans, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
Title of Shares to be Registered    Proposed Maximum Aggregate Offering Price    Amount of Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value              $11,764,010                                   $3,565
=============================================================================================================

(1) Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ [Information contained herein is subject to completion or amendment. A + + registration statement relating to these securities has been filed with + + the Securities and Exchange Commission. These securities may not be sold +
+ nor may offers to buy be accepted prior to the time the registration       +
+ statement becomes effective. This prospectus shall not constitute an offer + + to sell or the solicitation of an offer to buy nor shall there be any sale + + of these securities in any jurisdiction in which such offer, solicitation + + or sale would be unlawful prior to registration or qualification under the +
+ securities laws of any such jurisdiction.]                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                          Subject to Completion
                                                                February 6, 1996
   PROSPECTUS



                                398,780 Shares


                         SYLVAN LEARNING SYSTEMS, INC.


                                  Common Stock

                                  ___________

     The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

     The Common Stock is quoted on the Nasdaq Stock Market (National Market) under the symbol "SLVN." On February 5, 1997 the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $ . per share.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Selling Stockholders may from time to time sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. See "Plan of Distribution." The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                                  ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ___________

               The date of this Prospectus is           , 1997.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

   2. The Company's Current Report on Form 8-K dated September 27, 1996, relating to the Company's declaration of a three-for-two stock split in the form of a stock dividend and the adoption of a Shareholder Rights Plan and the Company's Registration Statement on Form 8-A, filed on October 29, 1996, registering the Preferred Share Purchase Rights to be distributed in connection with the Company's Shareholder Rights Plan.

   3. The Company's Current Report on Forms 8-K and 8-K/A dated November 8, 1996 relating to the purchase by the Company of 20,000 shares of Series A Preferred Stock of JLC Learning Corporation.

   4. The Company's Current Report on Form 8-K dated November 20, 1996 relating to litigation brought by ACT, Inc. against the Company.

   5. The Company's Current Report on Form 8-K dated January 28, 1997 relating to the Company's acquisition of Wall Street Institute.

   6. The description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and

   7. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21231, Attention: Chief Financial Officer, telephone: (410) 843-8000.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

   Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading international private provider of educational and computer-based testing services. The Company delivers a broad array of supplemental and remedial educational services and computer-based testing through three principal divisions. Through its Core Educational Services division, the Company designs and delivers individualized tutorial services to school-age children through its 608 franchised and Company-owned Sylvan Learning Centers in 50 states, five Canadian provinces, and Hong Kong. The Company's Testing Services division administers computer-based tests for major corporations, professional associations and government agencies through its network of centers ("Technology Centers"), which are located throughout the world. In addition, the Company's Contract Educational Services division offers educational services to public and non-public school districts receiving funding under federal and state programs and provides contract educational and training services on-site to employees of large corporations. In 1995, total system-wide revenues were approximately $194.1 million, composed of $132.1 million from core educational services ($115.3 million from franchised Learning Centers and $16.8 million from Company-owned Learning Centers, product sales and franchise sales fees), $34.6 million from testing services and $27.4 million from contract educational services.

   Sylvan has developed a proprietary program that enables professionals throughout the Sylvan Learning Center network to deliver consistent, high quality, individualized tutoring. During the 15 years of Sylvan Learning Center operations, more than 600,000 students have completed the Sylvan tutorial program. From the end of 1991, during which year the current management of the Company assumed control, through 1995, average monthly royalties from franchised Learning Centers grew approximately 65%, primarily because of a wider array of services offered and increased student enrollment.

   Sylvan began providing computer-based testing services in 1992. The Company's testing services revenues grew from $3.6 million in 1993 to $34.6 million in 1995. With its acquisition of Drake Prometric, L.P. in December 1995, Sylvan has established a worldwide network of computer-based testing centers and has the current capacity to deliver more than 1.6 million computer-based tests annually through 1,218 Technology Centers. The Company serves as the exclusive commercial provider of computer-based standardized tests currently administered by Educational Testing Service ("ETS"), the leading educational testing organization in the United States. ETS develops and administers more than 9.5 million tests annually. The Company currently offers the Graduate Record Exam ("GRE"), the registered and practical nurses licensing exam ("NCLEX") and the National Teachers Exam (the "PRAXIS" series). Sylvan expects to begin offering the computer-based version of the Graduate Management Admissions Test ("GMAT"), the graduate business school entrance examination, in October 1997. In addition, the Company entered into a ten-year contract with ETS to develop test sites and provide computer-based testing internationally, and initial testing under this contract began in early 1995. ETS has stated its intention to make computer-based testing available through Sylvan in 170 countries by 1997. The Company also offers computer-based tests for organizations licensing or certifying pilots, airplane mechanics, life insurance agents and pathology laboratory technicians and recently began offering computer-based tests for Novell certification.

   Sylvan offers its educational services under contract to public and non-public school districts receiving funds under federal and state educational programs. The Company's revenues from contract educational services grew from $13.6 million to $27.4, or 102%, from 1994 to 1995. The Title I program, administered by the U.S. Department of Education, allocated approximately $6.6 billion during the 1995-96 school year to local school districts through state governments to provide supplemental and remedial educational services to academically and economically disadvantaged students attending public and non-public schools. As of December 31, 1995, the Company had contracts to provide remedial educational services to an aggregate of 52 public schools located in Baltimore and other Maryland school districts, the District of Columbia, Ohio, Pennsylvania, Texas, Florida, Minnesota, Delaware, New Jersey and, pursuant to a contract executed in July 1995, Chicago, Illinois. In addition, Sylvan offers its contract educational services to adults in the corporate workplace through its PACE subsidiary and its Sylvan-At-Work program.

   The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, (410)843-8000.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the shares of Common Stock.

                              SELLING STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the persons listed therein (the "Selling Stockholders") prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.

                                           Shares Beneficially                                   Shares Beneficially
                                           Owned Prior to Offering           Shares To           Owned After Offering
                                         ---------------------------        Be Sold In         ------------------------
Name and Address of Beneficial                                                 This
  Owner(1)                                 Number     Percent                Offering           Number        Percent
--------------------------------        ------------ -----------           ------------        --------      ----------
Nicholas R. and Janet K. Eian...........   37,500        *                    18,750            18,750           *
  c/o Rachel E. Soffer, Esq.
  Petersen, Tews & Squires, P.A.
  4800 I D S Center, 80 S. 8th Street
  Minneapolis, MN 55402

Bruce L. Goldman (1)(2).................  153,902        *                   126,676            27,226           *

Jill E. Becker (1)......................  136,393        *                   126,677             9,717           *

Kathy J. Taslitz (1)(2).................  109,348        *                    99,631             9,717           *

K JT Annuity Trust U/A/D/12/15/93(1)....   27,046        *                    27,046               --           --

The Baltimore Children's Museum, Inc....    4,795        *                     4,795               --           --
  34 Market Plaza, Suite 905
  Baltimore, Maryland 21202
-------------

* Less than 1%.

(1) The address of this stockholder is c/o Goldman Acquisition Corp., 650 Dundee Road, Northbrook, Illinois 60062.

(2) Excludes shares held of record by the KJT Annuity Trust U/A/D/12/15/93, as to which Mr. Goldman and Ms. Taslitz disclaim beneficial ownership. Mr. Goldman and Mr. Steven Taslitz, Ms. Taslitz's husband, serve as co-trustees of the KJT Annuity Trust U/A/D/12/15/93.

     Nicholas R. and Janet K. Eian (the "Jannick Stockholders") acquired their shares of Common Stock pursuant to an Agreement and Plan of Reorganization effective as of October 1, 1996 (the "Jannick Agreement"), by and among the Company, Jannick Education Corporation ("Jannick") and the Jannick Stockholders, as sole stockholders of Jannick.

Pursuant to the Jannick Agreement, Jannick was merged with and into the Company, and the Company acquired all of the outstanding stock of Jannick from the Jannick Stockholders in exchange for 25,000 shares of Common Stock of the Company, all of which are being offered in this Prospectus, as required by the Jannick Agreement. [As a result of the Company's acquisiton, Ms. Janet K. Eian became and continues to be an employee of the Company.][Neither of the Jannick Stockholders nor any of their affiliates is an officer, director, employee or affiliate of of the Company.]

     Mr. Bruce Goldman, Ms. Jill E. Becker, Ms. Kathy J. Taslitz and the KJT Annuity Trust U/A/D/12/15/93 (collectively, the "Goldman Stockholders") acquired an aggregate of 380,030 shares of Common Stock pursuant to the Agreement and Plan of Reorganization by and between Goldman Acquisition Corp. ("Goldman"), the Company and the stockholders of Goldman (the "Goldman Agreement"). Pursuant to the Goldman Agreement, Sylvan acquired all of the assets and certain liabilities of Goldman in exchange for 633,383 shares of Sylvan Common Stock, immediately after which Goldman was dissolved and the shares of Sylvan Common Stock were distributed to the Goldman Stockholders and Messrs. Douglas L. Becker and R. Christopher Hoehn-Saric, the other stockholders of Goldman. Messrs. Becker and Hoehn-Saric are Co-Chief Executive Officers of Sylvan. Upon its dissolution, Goldman distributed 126,676 shares of Sylvan Common Stock to each of Messrs.Becker and Hoehn-Saric, none of which are being offered hereby. All shares of Sylvan Common Stock distributed by Goldman to the Goldman Stockholders pursuant to the Goldman Agreement are being offered in this Prospectus, as required by the Goldman Agreement.

     The Baltimore Children's Museum, Inc. acquired the shares of Sylvan Common Stock it is offering hereby on October 2, 1996, as a gift from the 1995 Nasser
J. Kazeminy Revocable Trust, a trust controlled by Mr. Nasser J. Kazeminy, a principal stockholder of Sylvan.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Selling Stockholders may from time to time sell shares of Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. The broker-dealers through or to whom the shares of Common Stock offered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event, all brokerage commissions or discounts and other compensation received by such broker-dealer may be deemed underwriting compensation.

     The Common Stock offered hereby will be sold by the Selling Stockholders acting as principal for their own account, and the Company will receive no proceeds from this offering. The Selling Stockholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Jannick Stockholders hereby under federal and state securities laws (the "Registration Fees"). The Goldman Stockholders have agreed to pay the Company that portion of the Registration Fees that are attributable to the shares of Common Stock being offered hereby by the Goldman Stockholders.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements and schedule of Sylvan Learning Systems, Inc. appearing in the Annual Report of Sylvan Learning Systems, Inc. (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

                                398,780 Shares



                              SYLVAN LEARNING
                               SYSTEMS, INC.


                               Common Stock



                               PROSPECTUS




                                    , 1997


     No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.



                        -------------------------------




                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Available Information.....................................................  2
Incorporation of Certain
 Documents by Reference...................................................  2
The Company...............................................................  3
Use of Proceeds...........................................................  4
Selling Stockholders......................................................  4
Plan of Distribution......................................................  4
Legal Matters.............................................................  5
Experts...................................................................  5


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.


     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.



     Filing Fee-Securities and Exchange Commission..........   $ 3,565
     Nasdaq Listing Fees....................................    12,677
     Fees and Expenses of Counsel...........................     7,500
     Miscellaneous Expenses.................................     1,258
                                                               -------
      TOTAL.................................................   $25,000
                                                               =======

     Item 15.  Indemnification of Directors and Officers.



     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Item 16.  Exhibits.

Exhibit No.                                         Description
-----------                                         -----------

   3.1             Articles of Amendment and Restatement*

   3.2             Amended and Restated By-Laws*

   4.1             Specimen Stock Certificate*

   4.2 Stockholders' Agreement dated as of January 26, 1993 by and among the Registrant, Certain Stockholders and the Investors named therein.*

   4.3 Agreement and Plan of Reorganization dated as of October 1, 1996 by and among the Registrant, Jannick Education Corporation and the stockholders named therein.

   4.4 Agreement and Plan of Reorganization dated as of January 31, 1997 by and among the Registrant, Goldman Acquisition Corp. and the stockholders named therein.

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

   23.1            Consent of Ernst & Young LLP.

   23.2            Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)

   24.1            Power of Attorney (included on signature page)

--------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.

     Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)   The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

           (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 6th day of February, 1997.

                     SYLVAN LEARNING SYSTEMS, INC.



                     By  /s/ R. Christopher Hoehn-Saric
                        ---------------------------------------------
                        R. Christopher Hoehn-Saric, Chairman of the
                             Board and Co-Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                         Title                                            Date
         ---------                                         -----                                            ----
                                        Co-Chief Executive Officer and Chairman of the
/s/ R. Christopher Hoehn-Saric          Board of Directors (Principal Executive Officer)     February 6, 1997
------------------------------
R. Christopher Hoehn-Saric

                                           Co-Chief Executive Officer President,
/s/ Douglas L. Becker                             Secretary and Director                     February 6, 1997
---------------------------
Douglas L. Becker
                                         Chief Financial Officer (Principal Financial
/s/ B. Lee McGee                                and Accounting Officer)                      February 6, 1997
---------------------------
B. Lee McGee


/s/ Donald V. Berlanti                                  Director                             February 6, 1997
--------------------------
Donald V. Berlanti

                                                        Director                                       , 1997
--------------------------
R. William Pollock

                                                        Director                                       , 1997
--------------------------
Patrick A. Hopf



         Signature                                         Title                                            Date
         ---------                                         -----                                            ----
                                                        Director                                       , 1997
--------------------------
J. Phillip Samper

/s/ Nancy A. Cole                                       Director                             February 6, 1997
--------------------------
Nancy A. Cole

/s/ James H. McGuire                                    Director                             February 6, 1997
--------------------------
James H. McGuire

                                 EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------
   3.1            Articles of Amendment and Restatement*

   3.2            Amended and Restated By-Laws*

   4.1            Specimen Stock Certificate*

   4.2 Stockholders' Agreement dated as of January 26, 1993 by and among the Registrant, Certain Stockholders and the Investors named therein.*

   4.3 Agreement and Plan of Reorganization dated as of October 1, 1996 by and among the Registrant, Jannick
                  Education Corporation and the stockholders named therein.

   4.4 Agreement and Plan of Reorganization dated as of January 31, 1997 by and among the Registrant, Goldman
                  Acquisition Corp. and the stockholders named therein.

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

   23.1           Consent of Ernst & Young L.L.P.

   23.2           Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)

   24.1           Power of Attorney (included on signature page)
-------------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.